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                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                                EMACHINES, INC.

                                      AT

                              $1.06 NET PER SHARE

                                      BY

                           EMPIRE ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF
                               EM HOLDINGS, INC.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON
                DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED


                                                              November 27, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   We have been engaged by Empire Acquisition Corp., (the "Purchaser"), a Delaware corporation and wholly-owned subsidiary of EM Holdings, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase for cash all of the outstanding shares of common stock, par value $0.0000125 per share (the "Shares"), of eMachines, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.06 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer") enclosed herewith. Holders of Shares whose certificates evidencing such Shares are not immediately available or who cannot deliver their Share certificates and all other required documents to EquiServe Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which when added to the Shares of common stock of the Company held by Lap Shun (John) Hui, Korea Data Systems (USA), Inc., Parent and their respective affiliates and purchasable from idealab! Holdings, L.L.C. pursuant to a stock purchase agreement, constitutes at least ninety percent (90%) of the total number of outstanding Shares of the Company (the "Minimum Condition"). The Offer is also subject to other terms and conditions. See the "INTRODUCTION" and "THE TENDER OFFER--Conditions of the Offer" of the Offer to Purchase.

   Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

      1. The Offer to Purchase, dated November 27, 2001.


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      2. The BLUE Letter of Transmittal, including a Certification of Taxpayer
   Identification Number on Substitute Form W-9, to tender Shares for your use in accepting the Offer and tendering Shares and for the information of your clients. Facsimile copies of a signed Letter of Transmittal may be used to tender Shares.

      3. The GREY Notice of Guaranteed Delivery for Shares to be used to accept the Offer if Share certificates are not immediately available, if such certificates and all other required documents cannot be delivered to the Depositary by the Expiration Date, or if the procedure of book-entry transfer cannot be completed by the Expiration Date.

      4. A YELLOW printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining your clients' instructions with regard to the Offer.

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

      6. A return envelope addressed to the Depositary.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 A.M., EASTERN TIME, ON DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

   The Company's Board of Directors unanimously, with the exception of Lap Shun
(John) Hui, a director of the Company and the sole stockholder of Parent, who recused himself from the deliberations of the Company's Board of Directors relating to the Amended and Restated Merger Agreement, dated as of November 26, 2001 ("Merger Agreement"), by and among the Company, Parent and Purchaser, (1) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Merger Agreement), (2) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company's stockholders (other than Mr. Hui, Korea Data Systems (USA), Inc., Parent and their respective affiliates), and (3) recommends that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer.

   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn prior to the Expiration Date when, as and if the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as described in the Offer to purchase)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) (unless, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) is utilized) and any other documents required by the Letter of Transmittal.

   In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Depositary and (ii) Share certificates representing the tendered Shares should be delivered to the Depositary, or such Shares should be tendered by book-entry transfer into the Depositary's account maintained at the Book-Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

   If holders of Shares wish to tender, but it is impracticable for them to forward their Share certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedure on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

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   The Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Any inquiries you may have with respect to the Offer should be addressed to us at our address and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          VERY TRULY YOURS,

                                          GEORGESON SHAREHOLDER SECURITIES
                                          CORPORATION AS DEALER MANAGER

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PARENT, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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